Exhibit 1.01

Advanced Photonix, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2013

This report for the year ended December 31, 2013 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). For the purpose of the required Reasonable Country of Origin Inquiry (RCOI), Advanced Photonix continued to receive supply chain responses through May 21, 2014. The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries),or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

The report presented herein is not audited as the Rule provides that if a registrant’s products are “DRC conflict undeterminable” in 2013 or 2014, the CMR is not subject to an independent private sector audit.

1. Company Overview

This report has been prepared by management of Advanced Photonix, Inc. (herein referred to as “Advanced Photonix” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries (Picometrix and Advanced Photonix Canada, Inc.).

We are a leading test and measurement company that packages optoelectronic semiconductors into high-speed optical receivers (“HSOR” products), custom optoelectronic subsystems (“Optosolutions” products) and Terahertz instrumentation (“THz” products), serving a variety of global markets.  We have approximately 130 employees worldwide and maintain sales and distribution operations across the United States, Europe, Latin America and Asia. We were incorporated in Delaware in 1988. Our principal executive offices are located at 2925 Boardwalk Drive, Ann Arbor, MI 48104.

2. Products Overview

Advanced Photonix’ product lines fundamentally change a light signal into an electrical signal.  Our HSOR transmission products are deployed in the internet infrastructure to enable the high-speed bandwidth necessary to support video and data for your TV, computer, tablet or smart phone anytime and anywhere. Our communication test and measurement products (“Comtest”) are used to develop, manufacture and test optical communication equipment used in the telecom infrastructure. Our Optosolutions products are sold to a number of scientific instrumentation manufacturers for various applications such as metrology, currency validation, flame monitoring, solar panel quality, temperature sensing, particle detection, color sensing, infrared detection and many other applications that can only be done through optical sensing.  Our T-Gauge® systems are used to measure and verify physical properties on-line and in real-time to reduce raw materials  and rework costs in manufacturing processes as well as conduct quality control monitoring.  Our established and growing patented Terahertz technology has allowed us to expand from the laboratory market into the 24/7 industrial process and quality control manufacturing, military/aerospace, and security markets.

Based upon Advanced Photonix’ internal assessment, much of the electronic components, photodiodes, module bodies and printed circuit boards used in our products contain conflict minerals and they are necessary to the functionality of the product.

3. Supply Chain Overview

In order to manage the scope of this task, Advanced Photonix relies upon our suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the 3TG sourcing information to us due to our contractual relationship.

4. Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion:

Advanced Photonix has performed a purchasing and engineering review of the approximately 12,000 components used in the assembly of our products to determine which vendors may have provided us components that are likely to contain 3TG.  Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

We identified approximately 152 vendors from which we purchased materials that were likely to contain the conflict minerals.  We sent surveys to these 152 vendors using the questionnaire developed by the Electronic Industry Citizen Coalition (EICC) global e-sustainability initiative (GeSI).  The surveys assist members of the supply chain in identifying the origin of the conflict materials used through a centralized list of conflict free smelters which has been put together by the coalition.  We received responses from 51 or 34% of the vendors.  None of these vendors indicated they were using conflict minerals.  Since the vast majority of component suppliers have not provided us conflict minerals country of origin information, the origin of conflict minerals used in our products is undeterminable for 2013.

Due to the breath and complexity of Advanced Photonix’ products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard EICC program, and continuing our outreach efforts we hope to further develop transparency into our supply chain.

5. Conflict Minerals Status Analysis and Conflict Status conclusion:

Advanced Photonix has concluded that our supply chain remains “DRC conflict undeterminable”. We have reached this conclusion because we have been unable to determine the origin of all of the 3TG used in our products.

6. Due Diligence Program

6.1.Conflict Minerals Policy

Advanced Photonix, Inc.
Conflict Minerals Policy
January 1, 2014

There has been increased awareness regarding the human rights violations in the mining of certain minerals from an area known as the “Conflict Region”; the Democratic Republic of the Congo (DRC) and surrounding countries. Through the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, publically traded companies have been chartered to practice reasonable due diligence with their supply chain to determine if “conflict minerals” used in their products are being sourced from mines controlled by non-government or unlawful military groups within the Conflict Region. The definition of “Conflict Minerals” refers to tin, tantalum, tungsten and gold (3TG).

Tracing materials back to their mine of origin is a complex endeavor but an important aspect of responsible sourcing. Advanced Photonix looks to industry guidelines to help establish its programs such as the joint Electronic Industry Citizen Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) which is taking action to address responsible sourcing through the development of the Conflict-Free Smelter (CFS) program aiming to enable companies to source conflict-free minerals.

We are in the process of developing and implementing a strategy to support the objectives of the U.S. regulations on the supply of “Conflict Minerals”. Our commitment includes:

•Developing policies and processes toward preventing the use of conflict minerals or derivative metals necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.
•Not knowingly procure specified minerals that originate from facilities in the “Conflict Region” that are not certified as conflict free.
•Expecting suppliers whose products contain conflict minerals to establish policies, due diligence frameworks, and management systems consistent with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High Risk-Areas that are designed to accomplish this goal, and requiring their suppliers to do the same.

Advanced Photonix believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that it may be, violating this policy, then we will require the supplier to commit to devise and undertake suitable corrective action to move to a conflict free source. If suitable action is not taken, we will look to alternative sources for the product. Advanced Photonix’ efforts are not to ban procurement of minerals from the DRC and adjoining countries, but to assure procurement from responsible sources in the region. If we determine that any of the components of our products contain minerals from a mine or facility that is “non-conflict free”, we will work towards transitioning to products that are “conflict free”.

6.2. Due Diligence Process

6.2.1.Design of Our Due Diligence and Description of the Due Diligence Process

Our due diligence processes and efforts have been developed in conjunction with the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related supplements for gold and for tin, tantalum and tungsten. Advanced Photonix designed our due diligence process, management and measures to conform in all material respects with the framework OECD Guidance.

Our conflict minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record keeping and escalation procedures.

6.2.2.Management Systems

As described above, Advanced Photonix has adopted a company policy which is posted on our website at: www.Advanced Photonix.com.

6.2.3.Internal Team

Advanced Photonix has established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Task Force led by the Chief Financial Officer, and a team of subject matter experts from relevant functions such as, purchasing, quality assurance, and engineering. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.  Senior management is briefed about the results of our due diligence efforts on a regular basis.

6.2.4.Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, our procurement and engineering team has been responsible for vendor outreach, training, data collection and archiving the received supplier responses to our RCOI. Feedback from this engagement has allowed us to render the conclusions and statement annotated in this report.

6.2.5.Escalation Procedure

Advanced Photonix has established a Conflict Minerals Policy and a Supplier Code of Conduct, which are posted on our website. The Supplier Code of Conduct publishes a mechanism for escalating any issues and concerns. We also created follow-up processes (including e-mail communication) to identify and escalate any identified issues associated with non-responsive or problematic responses to our RCOI.

6.2.6.Maintain records

Advanced Photonix has established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retaining of relevant documentation in a structured electronic database.

6.3.Steps to be taken to mitigate risk and maturing due diligence program

As we move towards developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:
•Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion.
•Continue to influence additional smelters to obtain CFS status through our supply chain, where possible.

7. Identify and assess risk in the supply chain

Because of our size, the breath and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify actors downstream from our direct suppliers.

We have identified 152 direct suppliers within the scope of our RCOI.  We received 51 responses to our request for information. We have relied on these supplier’s responses to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

8. Design and Implement a Strategy to Respond to Risks

Advanced Photonix will work with suppliers who are sourcing from non-Conflict Free smelters to move towards using Conflict Free smelters within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.

9. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Advanced Photonix does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do rely upon the industry (for example, EICC and CFSI) efforts to influence smelters and refineries to get audited and certified.

10. Report on supply chain due diligence and Results

In addition to this report, for further information about our supply chain conflict minerals policy, including our approach for supply chain due diligence and supplier expectation, please see it at: www.Advanced Photonix.com.

10.1.Due Diligence Process

We conducted a survey of Advanced Photonix of the active suppliers described above using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), (the "Template"). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence.  The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

10.2.Survey Responses

We received 51 responses to our request for information. We have relied on these supplier’s responses to provide us with information about the source of conflict minerals contained in the components supplied to us.

10.3.Efforts to determine country of origin of mine or 3TG

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the EEIC’s joint industry programs and outreach initiatives and requirement that our suppliers conform with the same standards that meets the OECD guidelines, and report to us using the Template, we have determined that the smelters and refiners we gathered from our supply chain shall represent the most reasonable known mine of origin information available. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TG in our supply chain. Advanced Photonix also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

10.4.Smelters or Refiners Identified

At Advanced Photonix, we adopted the EEIC’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. Advanced Photonix leveraged EEIC and its program to trace the mine of origin of the 3TG to its ore level. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict free from the DRC and covered countries.

As the result of our due diligence survey, we have gathered 2,118 smelters and refineries names from our supply chain. Of those, 1,416 smelters and refineries are identified as EEIC’s known smelters and refineries, and 702 smelters and refineries are not validated or verified. The 1,416 smelters and refineries provided to us consolidated down to 317 conflict free smelters as provided by the EEIC.  Set forth below is the list of EEIC certified conflict free smelters identified by our supply chain so far and their country of origin.

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Tin	CV United Smelting	INDONESIA
Gold	Shanghai Gold Exchange	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Gold	AGR Matthey	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Tin	AIM	CANADA
Gold (Au)	AKK,Asahi Pretec Corp koube koujyo	JAPAN
Tungsten	Alldyne Powder Technologies (ATI Firth Sterling)	UNITED STATES
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tungsten	ALMT	JAPAN
Tin	Alpha	UNITED STATES
Tin (Sn)	Alpha Metals Taiwan	UNITED STATES
Gold (Au)	AngloGold Ashanti	BRAZIL
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor Heraeus	SWITZERLAND
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold (Au)	ATAkulche	TURKEY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	ATI Metalworking Products	UNITED STATES
Tungsten	ATI Tungsten Materials	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold (Au)	Boliden Mineral AB	SWEDEN
Tantalum (Ta)	Cabot	UNITED STATES
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold (Au)	Cendres & Metaux SA	SWITZERLAND
Gold (Au)	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold (Au)	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten (W)	Chenzhou,Chenzhou Mining Group	CHINA
Gold	Chimet S.p.A.	ITALY
Tungsten	China Minmetals Corp.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold	Codelco	CHILE
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Gold	Cookson Group	SPAIN
Gold	Cookson Sempsa	SPAIN
Tin	Cooper Santa	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Tin	Daewoo International	KOREA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Tantalum (Ta)	Duoluoshan Sapphire Rare Metal Co. Ltd	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold (Au)	Ekaterinburg	RUSSIAN FEDERATION
Tin	EM Vinto	BOLIVIA
Tantalum	Exotech Inc.	UNITED STATES

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Tantalum (Ta)	F&X Electro-Materials Limited	CHINA
Tin	Fenix Metals	POLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Ganzhou Seadragon W&Mo Co., Ltd.	CHINA
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zili Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Zili Mining and Smelting co LTD	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tin	Gold Bell Group	CHINA
Gold (Au)	Great Wall Gold & Silver Refinery	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tin	Guangxi Pinggui PGMA Co., Ltd	China
Tin (Sn)	Guangxi Zhongshan Gold Bell Smelting Corp.Ltd	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus (zhaoyuan)Precious Metal Materials Co.,Ltd.	CHINA
Gold	Heraeus GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Ishifuku Tokyo Melters	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co Ltd	JAPAN
Gold (Au)	Japanese Mint Osaka	JAPAN
Gold (Au)	JCC	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten (W)	Jiangxi Tungsten Industry Co Ltd	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	JM USA	UNITED STATES
Tungsten (W)	JNM,Mitsubishi Materials Corporation,Mitsubishi	Japan
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	Johnson Matthey USA	United States
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin	Kai Unita Trade Limited Liability Company	CHINA
Gold	Kazzinc Ltd	KAZAKHSTAN
Tantalum	Kemet Blue Powder	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Kennametal Inc.	UNITED STATES
Tin	Ketabang	United Kingdom
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Gold (Au)	L' azurde	SAUDI ARABIA
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Tin	Lingbao Jinyuan tonghu	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Gold (Au)	LS Nikko	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	Materion	UNITED STATES
Gold (Au)	Materion Advanced Metals	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin (Sn)	Mentok	INDONESIA
Tin	METALLIC MATERIALS BRANCHL OF GUANGXI CHINA TIN GROUP CO.,LTD	CHINA
Tin	Metallo Chimique	BELGIUM
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold (Au)	Metalor USA	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Minsur S.A. Tin Metal (&Mineração Taboca S.A.)	UNITED STATES
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tin	Nancang Metal Material Co.,Ltd	CHINA
Tin	NANSHAN TINNING	CHINA
Gold	Navoi	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ningbo Kangqiang	CHINA

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Tantalum (Ta)	Ningxia	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	Niotan	UNITED STATES
Tantalum	Nippon Mining & Metals Co.,Ltd.	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Gold	Ohio Precious Metals	UNITED STATES
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	P.T. Tambang Timah	INDONESIA
Gold	PAMP SA	SWITZERLAND
Gold (Au)	PAMP SA SWITZERLAND	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Perth Mint	Australia
Tantalum (Ta)	Plansee Group,Plansee Holding AG	AUSTRIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tinindo Internusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Gold (Au)	PX Precinox	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold (Au)	Qiankun Gold and Silver	CHINA
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold (Au)	Rand Refinery Limited	SOUTH AFRICA
Tantalum	RFH	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samwon Metal	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Tungsten	Sandvik Material Technology	SWEDEN
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SD(Samdok) Metal	KOREA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold (Au)	Shandong Gold Mining (Laizhou),China's Shangdong Gold Mining Co.,Ltd	CHINA

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Gold	ShanDong Gold Mining Co;Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	China
Gold	Shanghai Gold Exchange	China
Gold (Au)	Shyolkovsky	RUSSIAN FEDERATION
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tin	Smelting Branch of Yunnan Tin Company Limited	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar	Taiwan
Gold (Au)	Solar Applied Materials Taiwan	TAIWAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum (Ta)	Solikamsk	RUSSIAN FEDERATION
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	Sumitomo,Toyo Smelter & Refinery,SMM	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Tin (Sn)	Taboca,Paranapanema	BRAZIL
Tantalum	Taki Chemicals	JAPAN
Gold	Tanaka Denshi Kogyo K.K.	Japan
Gold	Tanaka Kikinzoku	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Tejing Tungsten	VIETNAM
Tantalum	Telex	UNITED STATES
Tin (Sn)	Thailand Smelting and Refining Co. Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Company	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd	China
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold (Au)	Tokuriki Tokyo Melters Assayers	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Toyo Smelter & Refinery, Japan	Japan
Tantalum	Ulba	KAZAKHSTAN

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Tantalum	Ulba Metallurgical Plant, jsc	KAZAKHSTAN
Gold	Umicore	BELGIUM
Gold	Umicore Brasil Ltda	BRAZIL
Gold (Au)	Umicore Feingold	NETHERLANDS
Gold	Umicore Precious Metal Refining	UNITED STATES
Gold	Umicore SA	BELGIUM
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Tin	UNITED SMELTER	INDONESIA
Gold	Valcambi SA	SWITZERLAND
Gold	W.C. Heraeus GmbH	GERMANY
Tungsten (W)	WBH	AUSTRIA
Tin	White Solder Metalurgia	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Wolfram JSC	RUSSIAN FEDERATION
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.,	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten (W)	Xianglu Tungsten Industry Co. Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	Xstrata Canada Corporation	CANADA
Tungsten (W)	XTC,XTC Haicang,XTC H.C.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Tin	YTCL	CHINA
Tin	YUNNAN	CHINA
Tin	YUNNAN CHENGEFENG NONFERROUS METALS CO.,LTD	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten (W)	Zhangyuan Tungsten Co Ltd	CHINA

Advanced Photonix Conflict Free Smelter Listing
Metal	Smelter	Country
Gold	zhaojin,zhaoyuan,Shandong	CHINA
Gold	Zhongjin Gold CO.,LTD.	CHINA
Gold (Au)	Zhongjin Gold Corporation Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tantalum (Ta)	Zhuzhou,Zhuzhou Cemented Carbide Works Import and Export Co.	CHINA
Gold (Au)	Zijin Mining	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tin	云南锡业	CHINA
Tin	云南锡业股份有限公司	CHINA
Tin	云南锡业股份有限公司冶煉分公司 (Yunnan Tin Co., Ltd. smelting branch)	CHINA
Gold	山东招金金银精炼有限公司	CHINA
Gold	山东黄金	CHINA
Gold	河南中原黄金冶炼厂有限责任公司	CHINA